SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 29, 2005

Planet411.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8720 Dufrost, St. Leonard, Quebec, Canada	H1P 2Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 325-4567

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 29, 2005, Victor Cantore resigned as our Chief Executive Officer and Chief Financial Officer. On November 29, 2005, the board of directors appointed Derek Ivany as our Chief Executive Officer and Chief Financial Officer to hold office until removed by the board of directors

Mr. Ivany was appointed to our board of directors on September 19, 2005. Mr. Ivany’s business experience has been focused in the area of technical services. Since March 2000, Mr. Ivany has acted as a consultant in the technical services area to TransEuro Energy Corp. and Tainted Enterprises Inc. In September 2004, Mr. Ivany co-founded Indochina Securities Inc.

There are no family relationships between Mr. Ivany and any of our directors or executive officers.

Other than acting as a member of our board of directors, Mr. Ivany has not had any material direct or indirect relationship with or interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet411.com Inc.

/s/ Derek Ivany
__________________________________
Derek Ivany
Chief Executive Officer, Chief Financial Officer & Director

Date: November 29, 2005